UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – February 23, 2012

VUZIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53846	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

 75 Town Centre Drive, Rochester, New York 14623

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01. Entry into a Material Definitive Agreement.

On February 23, 2012, Vuzix Corporation (the "Registrant") entered into a Supplemental Agreement dated as of February 23, 2012 (the “Supplemental Agreement”) with LC Capital Master Fund Ltd. (the "Lender"). Pursuant to the Supplemental Agreement, payment of principal in the amount of $141,666 payable to the Lender on February 23, 2012 pursuant to a Convertible Loan and Security Agreement dated as of December 23, 2010 ("Loan Agreement") between the Lender and the Registrant, that was reported on Form 8-K filed with the Securities and Exchange Commission on December 30, 2010, was deferred until the maturity of the loan made by the Lender to the Registrant pursuant to the Loan Agreement. The stated maturity date of that loan is December 23, 2014.  Repayment of the loan can be accelerated upon the occurrence of an Event of Default, as described in the Loan Agreement.

The Supplemental Agreement has been included as exhibit 10.1 in this Current Report on Form 8-K. Please review that document for additional information regarding its terms.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	(1) On February 23, 2012, the Registrant entered into the Supplemental Agreement with the Lender.

(2)          Pursuant to the Supplemental Agreement, payment of principal in the amount of $141,666 payable to the Lender on February 23, 2011 pursuant to the Loan Agreement was deferred until the maturity of the loan made by the Lender pursuant to the Loan Agreement. The stated maturity date of that loan is December 23, 2014.   Repayment of the Loan can be accelerated upon the occurrence of an Event of Default, as described in the Loan Agreement.

Reference is made to Item 1.01 of this report on Form 8-K and to the Supplemental Agreement for a complete statement of its terms.

Item 9.01 Financial Statements and Exhibits

ITEM 9.01. Exhibits

Following is the Index of Exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

10.1	Supplemental Agreement, dated as of February 23, 2012, by and between the Registrant and the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012	VUZIX CORPORATION
	By:	/s/ Paul J. Travers____________________
Paul J. Travers Chief Executive Officer and President